Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of June 15, 2026 (this “Amendment”), is entered into among AUTODESK, INC., a Delaware corporation (the “Company”), each of the Lenders signatory hereto as an “Existing Lender” (collectively, the “Existing Lenders”), and CITIBANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) under the Credit Agreement, dated as of May 8, 2025 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among the Company, the Lenders thereto and the Administrative Agent.

WHEREAS, the Company and the Existing Lenders party hereto (which constitute the Required Lenders) desire to amend the Credit Agreement on the Amendment Effective Date (as defined below) pursuant to Section 8.01 of the Credit Agreement.

WHEREAS, the Company, the Existing Lenders desire that, pursuant to Section 2.17 of the Credit Agreement, concurrently with the effectiveness of the amendments contemplated by Section 2 hereof on the Amendment Effective Date, (i) the aggregate Commitments under the Credit Agreement shall be increased from $1,500,000,000 to $2,000,000,000 and (ii) certain of the Existing Lenders shall provide $500,000,000 in new Commitments to the Company, such that the Commitments of the Existing Lenders shall be as set forth on Exhibit B hereto.

WHEREAS, the Company, the Existing Lenders (which constitute the Required Lenders) further desire that, subject to the occurrence of the Amendment Effective Date, the amendments contemplated by Section 2 hereof shall become effective.

NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms which are defined in the Credit Agreement and not otherwise defined herein have the meanings given in the Amended Credit Agreement.

2. Amendments. As of the Amendment Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto, except that any Schedule or Exhibit to the Credit Agreement not amended pursuant to the terms of this Amendment or otherwise included as part of Exhibit A shall remain in effect without any amendment or other modification thereto.

The Credit Agreement, as amended by this Amendment, is hereinafter referred to as the “Amended Credit Agreement”.

3. Effectiveness. This Amendment will become effective upon the first date the following conditions precedent are satisfied (such date, the “Amendment Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party.

(b) The Administrative Agent shall have received all documentation and other information relating to the Company and requested in writing at least three Business Days prior to the Amendment Effective Date required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation (if applicable), to the extent requested in writing at least ten days prior to the Amendment Effective Date.

(c) The Administrative Agent shall have received a certificate dated the Amendment Effective Date and signed by a duly authorized officer of the Company, confirming the representations and warranties made by the Company contained in Section 4 below shall be correct on and as of the Amendment Effective Date and no Default or Event of Default shall have occurred and be continuing or shall occur immediately after giving effect to this Amendment.

(d) The Administrative Agent shall have received copies, certified by a duly authorized officer of the Company, of its Board of Directors’ resolutions approving this Amendment and any other Loan Documents to which the Company is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company.

(e) The Administrative Agent shall have received an incumbency certificate, executed by a duly authorized officer of the Company, certifying the names and true signatures of officers of the Company authorized to sign this Amendment, the Loan Documents and other documents to be delivered hereunder or thereunder.

(f) The Administrative Agent shall have received a favorable opinion of Hogan Lovells US LLP, special counsel for the Company, dated the Amendment Effective Date and in customary form and substance.

(g) The Company shall have paid (i) all accrued fees and expenses of the Administrative Agent, the Matterhorn Arrangers and the Lenders required to be paid or reimbursed by the Company (including the accrued reasonable and documented out-of-pocket fees and expenses of Davis Polk & Wardwell LLP, as counsel to the Administrative Agent, the Matterhorn Arrangers and the Lenders) that have been invoiced to the Company at least two (2) Business Days prior to the Amendment Effective Date and (ii) all fees required to be paid to the Matterhorn Arrangers, the Lenders or the Administrative Agent, as applicable, pursuant to any fee letters, in each case, on or prior to the Amendment Effective Date and including, to the extent invoiced to the Company at least two (2) Business Days prior to the Amendment Effective Date, the reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company under the Amended Credit Agreement or any fee letter.

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4. Representations and Warranties. The Company represents and warrants, as of the date hereof, that, after giving effect to the provisions of this Amendment, (a) each of the representations and warranties made by the Company in Article IV of the Amended Credit Agreement is true in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties refer to an earlier date, in which case they were true in all material respects as of such earlier date; provided that if any such representation and warranty is already qualified by materiality in the Amended Credit Agreement, Material Adverse Effect or words of similar import, such representation and warranty shall be true and correct in all respects; provided further, that the date referred to in Section 4.01(e)(ii) of the Credit Agreement shall be deemed to be the date of the most recent audited financial statements referred to in Section 4.01(e)(i) of the Credit Agreement or delivered in accordance with Section 5.01(i)(ii) of the Credit Agreement, and (b) no Default or Event of Default has occurred and is continuing.

5. Continuing Effect of the Credit Agreement. This Amendment is limited solely to the matters expressly set forth herein and does not constitute an amendment to any provision of the Credit Agreement other than as set forth herein. Subject to the express terms of this Amendment, the Credit Agreement remains in full force and effect, and each of the Company and the Existing Lenders acknowledge and agree that all of their obligations hereunder and under the Amended Credit Agreement shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment except to the extent specified herein. Upon the effectiveness of this Amendment, each reference in the Amended Credit Agreement and in any exhibits attached thereto to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement after giving effect hereto.

6. Miscellaneous. The provisions of Sections 8.04, 8.09, 8.10, 8.11, and 8.17 of the Amended Credit Agreement shall apply with like effect to this Amendment. This Amendment shall constitute a Loan Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AUTODESK, INC.

By:	/s/ Janesh Moorjani
	Name:	Janesh Moorjani
	Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Amendment No. 1 to Credit Agreement]

CITIBANK, N.A., as Administrative Agent

By:	/s/ Daniel Boselli
	Name:	Daniel Boselli
	Title:	Vice President

CITIBANK, N.A., as Existing Lender

By:	/s/ Daniel Boselli
	Name:	Daniel Boselli
	Title:	Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

MORGAN STANLEY BANK, N.A., as an Existing Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

BNP Paribas, as an Existing Lender

By:	/s/ Nicolas Doche
	Name:	Nicolas Doche
	Title:	Director

By:	/s/ Valentin Detry
	Name:	Valentin Detry
	Title:	Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

Bank of America, N.A., as an Existing Lender

By:	/s/ James Haack
	Name:	James Haack
	Title:	Director

[Signature Page to Amendment No. 1 to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as an Existing Lender

By:	/s/ Alex Wilson
	Name:	Alex Wilson
	Title:	Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as an Existing Lender

By:	/s/ Ryan Zimmerman
	Name:	Ryan Zimmerman
	Title:	Executive Director

[Signature Page to Amendment No. 1 to Credit Agreement]

MUFG Bank, Ltd., as an Existing Lender

By:	/s/ Kayla Fong
	Name:	Kayla Fong
	Title:	Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

Royal Bank of Canada, as an Existing Lender

By:	/s/ Nicholas Heslip
	Name:	Nicholas Heslip
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

Wells Fargo Bank, National Association, as an Existing Lender

By:	/s/ Clay Park
	Name:	Clay Park
	Title:	Executive Director

[Signature Page to Amendment No. 1 to Credit Agreement]

Exhibit A

[see attached]

~~Execution Version~~Exhibit A to Amendment No. 1

U.S. $~~1,500,000,000~~2,000,000,000

CREDIT AGREEMENT

Dated as of May 8, 2025

as amended by Amendment No. 1 to Credit Agreement, dated as of June 15, 2026,

among

AUTODESK, INC.

as Borrower

and

THE LENDERS PARTY HERETO

as Lenders

and

CITIBANK, N.A.

as Administrative Agent

CITIBANK, N.A., BOFA SECURITIES, INC., BNP PARIBAS SECURITIES CORP.,
MORGAN STANLEY SENIOR FUNDING, INC., and U.S. BANK NATIONAL ASSOCIATION

as Joint Lead Arrangers and Joint Bookrunners

and

CITIBANK, N.A., BANK OF AMERICA, N.A., BNP PARIBAS, MORGAN STANLEY
SENIOR FUNDING, INC., and U.S. BANK NATIONAL ASSOCIATION

as Syndication Agents

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1

SECTION 1.01	Certain Defined Terms	1
SECTION 1.02	Computation of Time Periods	~~18~~21
SECTION 1.03	Accounting Terms	~~18~~21
SECTION 1.04	Terms Generally	~~19~~22
SECTION 1.05	Rates	~~19~~22

ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES		~~20~~23

SECTION 2.01	The Advances	~~20~~23
SECTION 2.02	Making the Advances	~~20~~23
SECTION 2.03	Fees	~~21~~24
SECTION 2.04	Optional Termination or Reduction of the Commitments	~~21~~24
SECTION 2.05	Repayment of Advances	~~21~~24
SECTION 2.06	Interest on Advances	~~21~~24
SECTION 2.07	Interest Rate Determination	~~22~~25
SECTION 2.08	Optional Conversion and Continuation of Advances	~~23~~26
SECTION 2.09	Prepayments of Advances	~~23~~27
SECTION 2.10	Increased Costs	~~24~~27
SECTION 2.11	Illegality	~~25~~28
SECTION 2.12	Payments and Computations	~~25~~28
SECTION 2.13	Taxes	~~26~~29
SECTION 2.14	Sharing of Payments, Etc	~~29~~33
SECTION 2.15	Evidence of Debt	~~29~~33
SECTION 2.16	Use of Proceeds	~~30~~34
SECTION 2.17	Increase in the Aggregate Commitments	~~30~~34
SECTION 2.18	Defaulting Lenders	~~31~~35
SECTION 2.19	Replacement of Lenders	~~32~~36
SECTION 2.20	Extension of Termination Date	~~33~~37
SECTION 2.21	[Reserved]	~~34~~38
SECTION 2.22	Benchmark Replacement	~~34~~38

ARTICLE III CONDITIONS TO EFFECTIVENESS AND LENDING		~~35~~39

SECTION 3.01	Conditions Precedent to Effectiveness of Commitments	~~35~~39
SECTION 3.02	Conditions Precedent to Each Borrowing	~~37~~41
SECTION 3.03	Determinations Under Section 3.01	~~37~~41
SECTION 3.04	Existing Credit Agreement	~~37~~41
SECTION 3.05	Matterhorn Certain Funds Advance	42

ARTICLE IV REPRESENTATIONS AND WARRANTIES		~~38~~43

SECTION 4.01	Representations and Warranties of the Borrower	~~38~~43

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ARTICLE V COVENANTS OF THE BORROWER		~~39~~44

SECTION 5.01	Affirmative Covenants	~~39~~44
SECTION 5.02	Negative Covenants	~~42~~47
SECTION 5.03	Financial Covenant	~~46~~51

ARTICLE VI EVENTS OF DEFAULT		~~46~~52

SECTION 6.01	Events of Default	~~46~~52

ARTICLE VII THE AGENT		~~48~~54

SECTION 7.01	Appointment and Authority	~~48~~54
SECTION 7.02	Rights as a Lender	~~48~~54
SECTION 7.03	Exculpatory Provisions	~~49~~54
SECTION 7.04	Reliance by Agent	~~49~~55
SECTION 7.05	Indemnification	~~50~~55
SECTION 7.06	Delegation of Duties	~~50~~56
SECTION 7.07	Resignation of Agent	~~50~~56
SECTION 7.08	Non-Reliance on Agent and Other Lenders	~~51~~57
SECTION 7.09	No Other Duties, etc	~~51~~57
SECTION 7.10	Certain Lender ERISA Matters	~~51~~57
SECTION 7.11	Recovery of Erroneous Payments	~~52~~58

ARTICLE VIII MISCELLANEOUS		~~55~~61

SECTION 8.01	Amendments, Etc	~~55~~61
SECTION 8.02	Notices; Effectiveness; Electronic Communication	~~56~~61
SECTION 8.03	No Waiver; Remedies	~~57~~63
SECTION 8.04	Costs and Expenses; Indemnification	~~57~~63
SECTION 8.05	Right of Set-off	~~59~~64
SECTION 8.06	Binding Effect	~~59~~65
SECTION 8.07	Assignments and Participations	~~59~~65
SECTION 8.08	Confidentiality	~~63~~69
SECTION 8.09	Governing Law	~~64~~69
SECTION 8.10	Execution in Counterparts	~~64~~70
SECTION 8.11	Jurisdiction, Etc	~~64~~70
SECTION 8.12	Patriot Act Notice; Beneficial Ownership Regulation	~~64~~70
SECTION 8.13	Interest Rate Limitation	~~64~~70
SECTION 8.14	No Fiduciary Duty; Other Relationships	~~65~~71
SECTION 8.15	Electronic Execution of Assignments and Certain Other Documents	~~65~~71
SECTION 8.16	Acknowledgement and Consent to Bail-In of Certain Affected Financial Institutions	~~65~~71
SECTION 8.17	WAIVER OF JURY TRIAL	~~66~~71

Schedule I	-	Commitments

Exhibits

Exhibit A	-	Form of Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Assignment and Assumption
Exhibit D	-	Form of Tax Compliance Certificates

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CREDIT AGREEMENT

Dated as of May 8, 2025

AUTODESK, INC., a Delaware corporation (the “Borrower”), the lenders from time to time party hereto, and CITIBANK, N.A. (“Citibank”), as administrative agent (the “Agent”) for the Lenders (as hereinafter defined), agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acquisition Indebtedness” means any Debt of the Borrower or any Subsidiary that has been incurred for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions (including for the purpose of refinancing or replacing all or a portion of any related bridge facilities or any pre-existing Debt of the Persons or assets to be acquired); provided that either (x) the release of the proceeds thereof to the Borrower and the Subsidiaries is contingent upon the substantially simultaneous consummation of such Material Acquisition and, pending such release, such proceeds are held in escrow (and, if the definitive agreement for such Material Acquisition is terminated prior to the consummation of such Material Acquisition, or if such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Debt, then, in each case, such proceeds are, and pursuant to the terms of such definitive documentation are required to be, promptly applied to satisfy and discharge all obligations of the Borrower and the Subsidiaries in respect of such Debt) or (y) such Debt contains a “special mandatory redemption” provision (or a similar provision) if such Material Acquisition is not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Debt (and, if the definitive agreement for such Material Acquisition is terminated prior to the consummation of such Material Acquisition or such Material Acquisition is otherwise not consummated by the date so specified, such Debt is, and pursuant to such “special mandatory redemption” (or similar) provision is required to be, redeemed or otherwise satisfied and discharged within 90 days of such termination or such specified date, as the case may be).

“Adjusted Term SOFR” means for the purposes of any calculation, the rate per annum equal to Term SOFR for such calculation; provided that, if Adjusted Term SOFR as so determined would be less than the Floor, such rate will be deemed to be the Floor for the purposes of this Agreement.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Advance” means an advance by a Lender to the Borrower as part of a Borrowing and refers to a Base Rate Advance or a SOFR Advance (each of which shall be a “Type” of Advance).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

“Agent’s Account” means the account of the Agent maintained by the Agent at Citibank at its office at One Penns Way, OPS 2/2, New Castle, Delaware 19720, Account No. ~~36852248~~[***], Attention: Lending Agency.

“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement, dated as of June 15, 2026, among the Borrower, the lenders party thereto and Citibank, N.A., as administrative agent.

“Amendment No. 1 Effective Date” means June 15, 2026.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption.

“Applicable Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Lending Office” in its Administrative Questionnaire delivered to the Agent, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

“Applicable Margin” means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody’s/Fitch	Applicable Margin for SOFR Advances	Applicable Margin for Base Rate Advances
Level 1 A+ / A1 / A+ or above	0.575%	0.000%
Level 2 A / A2 / A	0.685%	0.000%
Level 3 A- / A3 / A-	0.800%	0.000%
Level 4 BBB+ / Baa1 / BBB+	0.900%	0.000%
Level 5 BBB / Baa2 / BBB or below	1.000%	0.000%

“Applicable Percentage” means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

S&P/Moody’s/Fitch	Percentage
Level 1 A+ / A1 / A+ or above	0.050%
Level 2 A / A2 / A	0.065%
Level 3 A- / A3 / A-	0.075%
Level 4 BBB+ / Baa1 / BBB+	0.100%
Level 5 BBB / Baa2 / BBB or below	0.125%

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means (i) Citibank, BofA Securities, Inc., BNP Paribas Securities Corp., Morgan Stanley Senior Funding, Inc. and U.S. Bank National Association and (ii) solely with respect to Amendment No. 1, the Matterhorn Arrangers.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 8.07(b)(iii)), and accepted by the Agent, in substantially the form of Exhibit C hereto.

“Assuming Lender” has the meaning specified in Section 2.17(c). “Assumption Agreement” has the meaning specified in Section 2.17(c)(ii).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.22(~~d~~c)(i).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate;

(b) ½ of one percent per annum above the Federal Funds Rate; and

(c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%;

provided that if the Base Rate as so determined would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Base Rate Advance” means an Advance that bears interest as provided in Section 2.06(a)(i).

“Benchmark” means, initially, the Term SOFR Reference Rate or Daily Simple SOFR; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate, Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.22(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the ~~first alternative set forth below that can be determined by the Agent for the applicable Benchmark Replacement Date:~~

~~(1) Daily Simple SOFR; and~~

~~(2) the~~ sum of (a) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor lor the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component), has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the ease of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.22 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.22.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower Information” has the meaning specified in Section 8.08.

“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by the Lenders pursuant to Section 2.01.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or finance lease obligations on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Commitment” means as to any Lender (a) the U.S. dollar amount set forth opposite such Lender’s name on ~~Schedule I hereto~~Exhibit B of Amendment No. 1 as such Lender’s “Total Commitment”, (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the amount set forth in such Assumption Agreement or (c) if such Lender has entered into an Assignment and Assumption, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(~~c~~d)(i), in each case as such amount may be reduced pursuant to Section 2.04, or increased pursuant to Section 2.17 or increased or decreased pursuant to an Assignment and Assumption. For the avoidance of doubt, each Lender’s Commitment shall include such Lender’s Matterhorn Certain Funds Commitment. As of the Amendment No. 1 Effective Date, the aggregate amount of the Commitments of all Lenders is equal to $2,000,000,000.

“Commitment Date” has the meaning specified in Section 2.17(b).

“Commitment Increase” has the meaning specified in Section 2.17(a).

“Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR, Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Agent, in consultation with the Borrower, reasonably decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent, in consultation with the Borrower, reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Agent, in consultation with the Borrower, reasonably determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Covenant Debt” means Debt of the types described in clauses (a), (c) and (e) of the definition thereof~~.~~; provided that, for purposes of determining Consolidated Covenant Debt, at any time after the definitive agreement for any Material Acquisition shall have been executed, any Acquisition Indebtedness with respect to such Material Acquisition, unless such Material Acquisition shall have been consummated, shall be disregarded.

“Consolidated EBITDA” means, for any period, net income (or net loss) plus, to the extent deducted in determining such net income (or net loss), the sum (without duplication) of (a) interest expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) any increases in deferred or unearned revenue or substantially equivalent items (net of any increases in deferred costs (which deferred costs, for avoidance of doubt, do not include deferred commissions, capitalized costs to acquire revenue contracts or substantially equivalent items)), (f) all unusual and non-recurring expenses, charges and losses, (g) in connection with any acquisition, all non-recurring restructuring costs, facilities relocation costs, acquisition integration costs and fees, including cash severance payments, and non-recurring fees and expenses, in each case paid during such period in connection with such acquisition and within twelve (12) months of the completion of such acquisition; provided that the amount added back to net income (or net loss) pursuant to this clause (g) in respect of any such costs, fees, payments and expenses paid in cash in connection with all such acquisitions shall not exceed 20% of Consolidated EBITDA (calculated before giving effect to this clause (g) in the aggregate for any period of four fiscal quarters of the Borrower) and (h) non-cash expenses, charges and losses including, without limitation, restructuring expenses, goodwill, fixed asset and other intangibles impairment, acquisition integration costs, facilities relocation costs and charges and expenses related to the issuance of options and other equity based compensation to directors, employees and consultants, and minus, to the extent included in determining such net income (or net loss), the sum of (x) unusual and non-recurring gains and (y) any decreases in deferred or unearned revenue or substantially equivalent items (net of any decreases in deferred costs (which deferred costs, for avoidance of doubt, do not include deferred commissions, capitalized costs to acquire revenue contracts or substantially equivalent items)); in each case determined on a Consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP and calculated on a Pro Forma Basis in accordance with Section 1.03(b).

“Consolidated Tangible Assets” means, as of any date of determination, for the Borrower and its Subsidiaries (determined in each case on a Consolidated basis):

(a) the book value of total assets of the Borrower and its Subsidiaries, minus

(b) the book value of all property that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at total assets), including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07 or 2.08.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) accounts payable incurred in the ordinary course of such Person’s business or which are being contested in good faith, (ii) accrued liabilities (including deferred payments in respect of services by employees), and (iii) earn-outs and contractual indemnity obligations in connection with acquisitions), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person in respect of bankers acceptances, letters of credit or similar extensions of credit, (g) all net obligations of such Person in respect of Hedge Agreements (determined as of any date as the amount such Person would be required to pay to its counterparty in accordance with the terms thereof as if terminated on such date of determination, after giving effect to any netting arrangement relating to such Hedge Agreement), (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below (collectively, “Guaranteed Debt”) guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Guaranteed Debt or to advance or supply funds for the payment or purchase of such Guaranteed Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Guaranteed Debt or to assure the holder of such Guaranteed Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt of others referred to in clauses (a) through (h) above (including Guaranteed Debt) secured by any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

The amount of Debt of any Person for purposes of clause (i) above shall (unless such Debt has been assumed by such Person) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Debt and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. The amount of any Guaranteed Debt shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Defaulting Lender” means at any time, subject to Section 2.18(c), (i) any Lender that has failed for three or more Business Days to comply with its obligations under this Agreement to make an Advance or make any other payment due hereunder (each, a “funding obligation”), unless such Lender has notified the Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing), (ii) any Lender that has notified the Agent or the Borrower in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder, unless such writing or statement states that such position is based on such Lender’s good faith determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), (iii) any Lender that has defaulted on its funding obligations under other loan agreements or credit agreements generally under which it has commitments to extend credit or that has notified, or whose Parent Company has notified, the Agent or the Borrower in writing, or has stated publicly, that it does not intend to comply with its funding obligations under loan agreements or credit agreements generally, (iv) any Lender that has, for three or more Business Days after written request of the Agent or the Borrower, failed to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iv) upon the Agent’s and the Borrower’s receipt of such written confirmation), or (v) any Lender with respect to which, or with respect to the Parent Company of which, a Lender Insolvency Event has occurred and is continuing; provided that a Lender Insolvency Event shall not be deemed to occur with respect to a Lender or its Parent Company solely as a result of the acquisition or maintenance of an ownership interest in such Lender or Parent Company by a governmental authority or instrumentality thereof where such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any of clauses (i) through (v) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.18(c)) upon notification of such determination by the Agent to the Borrower and the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of a Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“Effective Date” has the meaning specified in Section 3.01.

“Eligible Assignee” means (i) a Lender; (ii) an Affiliate of a Lender; (iii) an Approved Fund and (iv) any other Person approved by the Agent and, unless an Event of Default under Section 6.01(a) or Section 6.01(e) has occurred and is continuing at the time any assignment is effected in accordance with Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement arising out of or relating to any Environmental Law, Environmental Permit or Hazardous Materials, including as arising from alleged injury or threat of injury to any Person or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, exposure to Hazardous Materials, worker safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the Borrower’s controlled group, or under common control or treated as a single employer with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

“ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043(a) of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of Section 4043(b) of ERISA are met with respect to the Borrower or an ERISA Affiliate that is a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and such event is described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA; (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the imposition of a lien under Section 303(k) of ERISA or Section 430(k) of the Internal Revenue Code shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 206(g) of ERISA; (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan; (i) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (j) the reorganization, insolvency or termination of a Multiemployer Plan within the meaning of Title IV of ERISA or a determination that a Multiemployer Plan is in “endangered” or “critical” status within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Events of Default” has the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934.

“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of September 30, 2021, among the Borrower, the lenders party thereto and Citibank, as administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Facility Fee” has the meaning specified in Section 2.03(a).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such published intergovernmental agreements.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the letter agreement dated April 16, 2025, addressed to the Borrower from the Agent and Citigroup Global Markets Inc.

“Fitch” means Fitch, Inc. and any successor thereto.

“Floor” means a rate of interest equal to 0.0%.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” has the meaning specified in Section 1.03.

“Hazardous Materials” means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, per- and polyfluoroalkyl substances, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant or words of similar import under any Environmental Law.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

“Immaterial Subsidiary” means any Subsidiary ~~of the Borrower having assets with a book value of $200,000,000 or less~~that is not a Significant Subsidiary.

“Increase Date” has the meaning specified in Section 2.17(a).

“Increasing Lender” has the meaning specified in Section 2.17(b).

“Initial Lenders” means the lenders listed on the signature pages hereof.

“Interest Period” means, for each SOFR Advance comprising part of the same Borrowing, the period commencing on the date of such SOFR Advance or the date of the Conversion of any Base Rate Advance into such SOFR Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to SOFR Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, three or six months or one week as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a) the Borrower may not select any Interest Period that ends after the Termination Date;

(b) Interest Periods commencing on the same date for SOFR Advances comprising part of the same Borrowing shall be of the same duration;

(c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Lender Insolvency Event” means that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a Bail-In Action (as defined in Section 8.16) or the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Lender-Related Parties” means the Agent, each Lender, each of their Affiliates, and each of their respective directors, officers, employees, attorneys and agents.

“Lenders” means the Initial Lenders, each Assuming Lender that shall become a party hereto pursuant to Section 2.17 or Section 2.20 and each Person that shall become a party hereto pursuant to Section 8.07.

“Lien” means any lien, security interest or other charge in the nature of a security interest or encumbrance of any kind, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes (if any) and (c) the Fee Letter.

“Loan Market Association” means the London trade association, which is the self-described authoritative voice of the syndicated loan markets in Europe, the Middle East and Africa.

“Material Acquisition” means any acquisition with an aggregate consideration greater than or equal to $500,000,000.

“Material Adverse Change” means any material adverse change in the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or operations of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of the Borrower to perform its payment obligations under this Agreement or any Note.

“Matterhorn Acquisition” means the Borrower’s direct or indirect acquisition of all of the outstanding common stock of the Matterhorn Target in the manner contemplated by the Matterhorn Acquisition Agreement.

“Matterhorn Acquisition Agreement” means that certain Agreement and Plan of Merger dated as of May 28, 2026, by and among the Borrower, Matterhorn Acquisition Corp, a Delaware corporation and a wholly owned Subsidiary of the Borrower and Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the agent for the securityholders of the Matterhorn Target, as may be amended, supplemented or otherwise modified in accordance with subclause (ii) of Section 3.05(a).

“Matterhorn Acquisition Agreement Representations” means such of the representations made by the Matterhorn Target in the Matterhorn Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower has (or a Subsidiary of the Borrower has) the right (taking into account any applicable cure provisions) to terminate its (and/or its Affiliates’) obligations, under the Matterhorn Acquisition Agreement as a result of the breach of such representations in the Matterhorn Acquisition Agreement.

“Matterhorn Acquisition Closing Date” means the date of consummation of the Matterhorn Acquisition.

“Matterhorn Acquisition Termination Date” means the earliest to occur of (i) 11:59 p.m. on the date that is five Business Days after the End Date (as defined in the Matterhorn Acquisition Agreement as in effect on June 1, 2026), (ii) the date of any public announcement by the Borrower of its abandonment of the Matterhorn Acquisition, (iii) the valid termination in accordance with the terms of the Matterhorn Acquisition Agreement of the Borrower’s obligations under the Matterhorn Acquisition Agreement to consummate the Matterhorn Acquisition and (iv) the occurrence of the Matterhorn Acquisition Closing Date without drawing on the Matterhorn Certain Funds Commitments.

“Matterhorn Arrangers” means (i) the Matterhorn Initial Arrangers and (ii) BofA Securities, Inc., BNP Paribas Securities Corp. and U.S. Bank National Association.

“Matterhorn Certain Funds Advance” means an Advance denominated in Dollars to the Borrower made or to be made during the Matterhorn Certain Funds Period where such Advance is to be made solely to the Borrower and to finance a Matterhorn Certain Funds Purpose.

“Matterhorn Certain Funds Commitment” means, with respect to a Lender, its Commitment hereunder to make a Matterhorn Certain Funds Advance hereunder in an amount as set forth opposite such Lender’s name on Exhibit B of Amendment No. 1 as such Lender’s “Matterhorn Certain Funds Commitment”.

“Matterhorn Certain Funds Period” means the period from and including the Amendment No. 1 Effective Date to the Matterhorn Acquisition Termination Date.

“Matterhorn Certain Funds Purpose” means (i) the payment of the consideration pursuant to the terms of the Matterhorn Acquisition Agreement and (ii) the payment of fees, costs and expenses related to the Matterhorn Transactions.

“Matterhorn Certain Funds Sublimit” means $1,000,000,000, which shall automatically be reduced to $0 on the Matterhorn Acquisition Closing Date (after giving effect to any Matterhorn Certain Funds Advance made on such date). The Matterhorn Certain Funds Sublimit is part of, and not in addition to, the Commitments, and shall automatically be reduced to $0 and expire at the end of the Matterhorn Certain Funds Period.

“Matterhorn Initial Arrangers” means Morgan Stanley Senior Funding, Inc. and Citibank, N.A.

“Matterhorn Material Adverse Effect” means a “Material Adverse Effect” (as defined in the Matterhorn Acquisition Agreement as in effect on June 1, 2026).

“Matterhorn Specified Representations” means the representations and warranties of the Borrower (i) set forth in Sections 4.01(a), 4.01(b)(i) (limited to the execution, delivery and performance of this Agreement as in effect on the Matterhorn Acquisition Closing Date and incurrence of the Matterhorn Certain Funds Advance), 4.01(b)(ii) (limited to agreements in respect of Debt for borrowed money of the Borrower and its Subsidiaries in an aggregate principal amount outstanding or committed under any such agreement in excess of $200,000,000 (determined after giving effect to the Matterhorn Transactions)), 4.01(d) (limited to this Agreement as in effect on the Matterhorn Acquisition Closing Date), 4.01(g), 4.01(h) and the last sentence of Section 4.01(j) (limited to the Matterhorn Certain Funds Advance made on the Matterhorn Acquisition Closing Date) and (ii) that the Borrower is in compliance with the Patriot Act, except where failure to comply would not reasonably be expected to have a Material Adverse Effect.

“Matterhorn Target” means MaintainX Inc. and its Subsidiaries.

“Matterhorn Term Loan Credit Agreement” means that certain Term Loan Credit Agreement, dated as of June 15, 2026, among the Borrower, the lenders from time to time party thereto, and Citibank, N.A., as administrative agent.

“Matterhorn Transactions” means (i) the Matterhorn Acquisition, (ii) the Borrower obtaining up to $1,000,000,000 of gross proceeds from the borrowing of senior unsecured term loans under the Matterhorn Term Loan Credit Agreement, (iii) the entering into Amendment No. 1, (iv) the Borrower’s making of the payments described in the definition of Matterhorn Certain Funds Purpose and (v) the transactions related to the foregoing.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a Single Employer Plan that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Extending Lender” has the meaning specified in Section 2.20(~~b~~c).

“Note” means a promissory note of the Borrower payable to any Lender, delivered pursuant to a request made under Section 2.15 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender that may arise from the Advances made by such Lender.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, or if such Lender does not have a bank holding company, then any corporation, association, partnership or other business entity owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” has the meaning assigned to such term in Section 8.07(~~d~~e).

“Participant Register” has the meaning specified in Section 8.07(~~d~~e).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor). “Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days or for amounts that are overdue and that are being contested in good faith by appropriate proceedings so long as such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made for any such contested amounts; (c) pledges, deposits and other security to secure obligations under workers’ compensation laws or similar legislation or unemployment insurance or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not materially adversely affect the use of such property for its present purposes; and (e) any Liens pursuant to any Loan Document.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder or calculation of any covenant (including calculations of Consolidated EBITDA and the Leverage Ratio) for an applicable period of measurement, that all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a disposition or other transfer of all or substantially all Equity Interests in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of any investment described in the definition of “Specified Transaction,” shall be included, (b) any repayment, prepayment, discharge, conversion or cancellation of Debt, and (c) any Debt incurred or assumed by the Borrower or any of its Subsidiaries in connection therewith and if such Debt has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination.

“Public Debt Rating” means, as of any date, the rating that has been most recently announced by S&P, Moody’s or Fitch, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower or, if any such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency. For purposes of the foregoing, (a) if only one of S&P, Moody’s and Fitch shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if none of S&P, Moody’s or Fitch shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 5 under the definition of “Applicable Margin” or “Applicable Percentage”, as the case may be; (c) (i) if only two of S&P, Moody’s and Fitch shall have in effect a Public Debt Rating, and such ratings shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating unless such ratings differ by two or more levels, in which case the applicable level will be deemed to be one level below the higher of such levels and (ii) if the Public Debt Ratings established by S&P, Moody’s and Fitch shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the ratings of two of the agencies falling within the same level, unless each agency’s ratings is at a separate level, in which case the applicable level will be deemed to be the middle level; (d) if any rating established by S&P, Moody’s or Fitch shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P, Moody’s or Fitch shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P, Moody’s or Fitch, as the case may be, shall refer to the then equivalent rating by S&P, Moody’s or Fitch, as the case may be.

“Register” has the meaning specified in Section 8.07(~~c~~d)(i).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Required Lenders” means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Commitments; provided that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time the Commitments of such Lender at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor thereto.

“Sanctioned Country” means, at any time, a region, country or territory which is, or whose government is, the subject or target of any comprehensive Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, ~~His Majesty’s Treasury of~~ the United Kingdom, the European Union or any European Union member state, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or ~~His Majesty’s Treasury of~~ the United Kingdom.

“Significant Subsidiary” means each Subsidiary that is a “significant subsidiary” of the Borrower, as the term “significant subsidiary” is defined in Regulation S-X promulgated by the Securities and Exchange Commission.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Advance” means an Advance that bears interest as provided in Section 2.06(a)(ii).

“Specified Transaction” means any investment, acquisition, disposition, transfer, incurrence or repayment of Debt, dividend, distribution, repurchase, redemption, exchange or other transaction that by the terms of this Agreement is required to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect” thereto; provided that at Borrower’s sole election, any such Specified Transaction having an aggregate value of less than $100,000,000 shall not be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the earlier of (a) May 8, 2030, subject to the extension thereof pursuant to Section 2.20 and (b) the date of termination in whole of the aggregate Commitments pursuant to Section 2.04 or 6.01; provided, however, that the Termination Date of any Lender that is a Non-Extending Lender to any requested extension pursuant to Section 2.20 shall be the Termination Date in effect immediately prior to the applicable extension date for all purposes of this Agreement.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

SECTION 1.03 Accounting Terms; Pro Forma Calculations.

(a) Except as otherwise provided herein, all accounting terms not specifically defined herein shall be construed in accordance with United States of America generally accepted accounting principles as in effect in the United States of America from time to time (“GAAP”); provided that (i) if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding anything in this Agreement to the contrary, the accounting for any lease (and whether the obligations thereunder constitute “Debt”) for the purposes of all financial definitions, calculations and covenants under this Agreement (other than for purposes of the delivery of financial statements prepared in accordance with GAAP) shall be based on GAAP as in effect prior to the adoption of Accounting Standards Codification 842 (or any similar accounting principle) such that “Debt” and “finance leases” shall specifically exclude liabilities that were considered operating lease liabilities under GAAP prior to such adoption (regardless of whether such leases or other agreements were then in effect) and without giving effect to any subsequent changes in GAAP (or the required implementation of any previously promulgated changes in GAAP) relating to the treatment of a lease as an operating lease or capitalized lease.

(b) Notwithstanding anything to the contrary herein, for purposes of calculating compliance with any test contained in this agreement or determining Consolidated EBITDA or the Leverage Ratio, any Specified Transactions that have occurred during the applicable measurement period, or (except in connection with determining actual compliance (as opposed to compliance on a Pro Forma Basis) with the Leverage Ratio set forth in Section 5.03) subsequent to such measurement period and on or prior to or simultaneously with the date of determination, shall be calculated on a Pro Forma Basis assuming that all such Specified Transactions (and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of such period. If since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Borrower or any Subsidiary since the beginning of such period) shall have made any Specified Transaction that would have required adjustment pursuant to this definition, then Consolidated EBITDA and the Leverage Ratio shall each be calculated giving Pro Forma Effect thereto for such period as if such Specified Transaction had occurred at the beginning of such period.

SECTION 1.04 Terms Generally. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

SECTION 1.05 Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR ~~or~~, Term SOFR~~,~~ or Daily Simple SOFR or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Daily Simple SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Daily Simple SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Daily Simple SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01 The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower in U.S. dollars from time to time on any Business Day during the period from the Effective Date until the Termination Date applicable to such Lender in an aggregate principal amount not to exceed at any time outstanding such Lender’s Commitment; provided that in the case of a Matterhorn Certain Funds Advance, (x) the Matterhorn Certain Funds Advance shall not exceed the Matterhorn Certain Funds Sublimit and (y) each Lender’s share of the Matterhorn Certain Funds Advance shall not exceed such Lender’s Matterhorn Certain Funds Commitment. Each Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender’s Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.09 and reborrow under this Section 2.01.

SECTION 2.02 Making the Advances. (a) Each Borrowing shall be made on notice, given not later than (x) 1:00 p.m. (New York City time) on the third U.S. Government Securities Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of SOFR Advances or (y) 1:00 p.m. (New York City time) on the day of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier or e-mail. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be in writing, sent via telecopier or e-mail in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (1) Type of Advances comprising such Borrowing, (2) aggregate amount of such Borrowing, ~~and~~ (3) in the case of a Borrowing consisting of SOFR Advances, (x) whether the interest rate with respect to such Advance shall be determined based on Adjusted Term SOFR or Daily Simple SOFR and (y) in the case of Adjusted Term SOFR, the initial Interest Period for each such Advance and (4) whether such Advance constitutes a Matterhorn Certain Funds Advance; provided that if the Borrower requests an Advance to be made on the Matterhorn Acquisition Closing Date but fails to specify whether it is a Matterhorn Certain Funds Advance, such Advance will be deemed to be a Matterhorn Certain Funds Advance. Each Lender shall, before 3:00 P.M. (New York City time) on the date of such Borrowing make available for the account of its Applicable Lending Office to the Agent at the Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing. After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower either by (i) crediting the account of the Borrower at the Agent’s address referred to in Section 8.02 or (ii) wire transfer of such funds, in each case as designated by the Borrower.

(b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select SOFR Advances for any Borrowing if the aggregate amount of such Borrowing is less than $10,000,000 or if the obligation of the Lenders to make SOFR Advances shall then be suspended pursuant to Section 2.07 or 2.11 and (ii) the SOFR Advances may not be outstanding as part of more than ten separate Borrowings.

(c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of SOFR Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(d) Unless the Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Agent such Lender’s ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement and the Borrower shall not also be required to repay such amount to the Agent.

(e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

SECTION 2.03 Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee (the “Facility Fee”) on the aggregate amount of such Lender’s Commitment (whether used or unused) from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or in the Assignment and Assumption pursuant to which it became a Lender in the case of each other Lender until the Termination Date applicable to such Lender at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2025, and on the Termination Date applicable to such Lender, provided that no Defaulting Lender shall be entitled to receive any Facility Fee except in respect of its outstanding Advances for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay such Facility Fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) Agent’s Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

SECTION 2.04 Optional Termination or Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days’ notice to the Agent, to terminate in whole or permanently reduce ratably in part the unused portion of the respective Commitments of the Lenders without premium or penalty, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof. Any such notice may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Agent on or prior to the specified date of termination or reduction) if such condition is not satisfied.

SECTION 2.05 Repayment of Advances. The Borrower shall repay to the Agent for the ratable account of each Lender on the Termination Date applicable to such Lender the aggregate principal amount of the Advances then outstanding.

SECTION 2.06 Interest on Advances. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

(ii) SOFR Advances. During such periods as such Advance is a SOFR Advance, at the Borrower’s election, (1) a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) Adjusted Term SOFR for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such SOFR Advance shall be Converted or paid in full~~.~~ or (2) a rate per annum equal at all times to the sum of (x) Daily Simple SOFR in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears on each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Advance and on the date such SOFR Advance shall be Converted or paid in full.

(b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a) or Section 6.01(e), the Agent may, and upon the request of the Required Lenders shall, require the Borrower to pay interest (“Default Interest”) on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a~~)~~)(i) or (a~~)~~)(ii) above or, after acceleration, upon demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a~~)~~)(i) or (a~~)~~)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a~~)~~)(i) above, provided, however, that following acceleration of the Advances pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.

SECTION 2.07 Interest Rate Determination. (a) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.06(a)(i) or (ii).

(b) [reserved].

(c) If the Borrower shall fail to provide notice of a Conversion or continuation pursuant to Section 2.08 for any SOFR Advance, then the Agent will forthwith so notify the Borrower and the Lenders and the Borrower will be deemed to have selected (i) in the case of a SOFR Advance based on Term SOFR, an Interest Period of one month for such SOFR Advance and (ii) in the case of a SOFR Advance based on Daily Simple SOFR, an election to continue in Daily Simple SOFR.

(d) On the date on which the aggregate unpaid principal amount of SOFR Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Base Rate Advances.

(e) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each SOFR Advance will automatically Convert into a Base Rate Advance (x) in the case of Term SOFR, on the last day of the then existing Interest Period ~~therefor, Convert into a Base Rate Advance~~thereof, and (y) in the case of Daily Simple SOFR, immediately and (ii) the obligation of the Lenders to make, or to Convert Advances into, SOFR Advances shall be suspended.

(f) Subject to Section 2.22, if, on or prior to the first day of any Interest Period for any SOFR Advance;

(i) the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” or “Daily Simple SOFR” cannot be determined pursuant to the definition thereof, or

(ii) the Required Lenders notify the Agent that Adjusted Term SOFR for such Interest Period or Daily Simple SOFR for such Advances will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their respective SOFR Advances for such Interest Period, then, in each case, the Agent shall promptly so notify the Borrower and each Lender.

(iii) Upon notice of the foregoing by the Agent to the Borrower, any obligation of the Lenders to make SOFR Advances, and any right of the Borrower to continue SOFR Advances or to convert Base Rate Advances to SOFR Advances, shall be suspended (to the extent of the affected SOFR Advances or affected Interest Periods) until the Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Advances (to the extent of the affected SOFR Advances or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Advances in the amount specified therein and (ii) any outstanding affected SOFR Advances will be deemed to have been converted into Base Rate Advances at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted. Subject to Section 2.22, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” or “Daily Simple SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Advances shall be determined by the Agent without reference to clause (c) of the definition of “Base Rate” until the Agent revokes such determination.

SECTION 2.08 Optional Conversion and Continuation of Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 12:00 noon (New York City time) on the third U.S. Government Securities Business Day prior to the date of the proposed Conversion or continuation and subject to the provisions of Sections 2.07 and 2.11, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type or continue all or any part of any SOFR Advance constituting the same Borrowing as a SOFR Advance; provided, however, that any Conversion of SOFR Advances into Base Rate Advances shall be made only on the last day of an Interest Period or interest payment date, as applicable, for such SOFR Advances, any Conversion of Base Rate Advances into SOFR Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b)(i) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b)(i). Each such notice of a Conversion or continuation shall, within the restrictions specified above, specify (i) the date of such Conversion or continuation, (ii) the Advances to be Converted or continued, and (iii) if such Conversion or continuation is into SOFR Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

SECTION 2.09 Prepayments of Advances. The Borrower may, at any time and from time to time without premium or penalty (but subject to Section 8.04(c)), upon notice at least two U.S. Government Securities Business Days’ prior to the date of such prepayment, in the case of SOFR Advances, and not later than 1:00 p.m. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a SOFR Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c). Notwithstanding the foregoing, any such notice may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Agent on or prior to the specified date of termination or reduction) if such condition is not satisfied, provided that any revocation of a notice of prepayment shall not relieve the Borrower of its obligations in respect thereof, if any, under Section 8.04(c).

SECTION 2.10 Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), in each case announced after the date hereof or the date a Lender becomes a party hereto pursuant to an Assumption Agreement or an Assignment and Assumption, as applicable (provided that any such Lender assignee shall be entitled to compensation under this Section to the same extent that the Lender assigning such interest was entitled to claim as of the date of such assignment), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining SOFR Advances (excluding for purposes of this Section 2.10 any such increased costs resulting from taxes, including Taxes or Other Taxes (as to which Section 2.13 shall govern)), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate setting forth in reasonable detail the reasons for and amount (including the calculation) of such increased cost, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

(b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) announced after the date hereof or the date a Lender becomes a party hereto pursuant to an Assumption Agreement or an Assignment and Assumption, as applicable (provided that any such Lender assignee shall be entitled to compensation under this Section to the same extent that the Lender assigning such interest was entitled to claim as of the date of such assignment), affects the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital or liquidity is increased by or based upon the existence of such Lender’s commitment to lend hereunder, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital or liquidity to be allocable to the existence of such Lender’s commitment to lend hereunder.

(c) For the avoidance of doubt, this Section 2.10 shall apply to all requests, rules, guidelines or directives (x) issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, regardless of the date enacted, adopted or issued. A certificate setting forth in reasonable detail the reasons for and such amounts (including a calculation thereof) submitted to the Borrower and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred more than 180 days prior to the date that such Lender notifies the Borrower of the circumstances giving rise to such increased costs and of such Lender’s intention to claim compensation therefor; provided further that, if the circumstance giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.11 Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Applicable Lending Office to perform its obligations hereunder to make SOFR Advances or to fund or maintain SOFR Advances hereunder, (a) each SOFR Advance of such Lender will automatically, upon such demand, Convert into a Base Rate Advance and (b) the obligation of such Lender to make SOFR Advances or to Convert Advances into SOFR Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office if the making of such a designation would allow such Lender or its Applicable Lending Office to continue to perform its obligations to make SOFR Advances or to continue to fund or maintain SOFR Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

SECTION 2.12 Payments and Computations. (a) The Borrower shall make each payment hereunder, irrespective of any right of counterclaim or set-off, not later than 1:00 p.m. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent’s Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or Facility Fees ratably (other than amounts payable pursuant to Section 2.03, 2.10, 2.13 or ~~8.04(c~~8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.17, and upon the Agent’s receipt of such Lender’s Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 8.07(~~c~~d)(i), from and after the effective date specified in such Assignment and Assumption, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on Term SOFR, Daily Simple SOFR, or the Federal Funds Rate and of Facility Fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Facility Fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or Facility Fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of SOFR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate (without prejudice to any claim such Lender may have against the Borrower for failure to make any payment in full when due).

SECTION 2.13 Taxes. (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under the Notes or any other documents to be delivered hereunder shall be made, in accordance with Section 2.12 or the applicable provisions of such other documents, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, (i) taxes imposed on its overall net income, franchise taxes imposed on it in lieu of net income taxes, branch profits taxes, in each case imposed on it by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or in which its principal office is located (or, in the case of each Lender, in which its Applicable Lending Office is located) or any political subdivision thereof or by any jurisdiction or political subdivision thereof with which such Lender or Agent has a present or former connection (other than any connection arising solely from having executed, delivered, performed its obligations or received payment under, or enforced this Agreement), (ii) U.S. federal withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Note or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Note or Commitment or (a) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (5) taxes attributable to such Lender’s or Agent’s failure to comply with Section 2.13(e)(i), and (6) any taxes imposed pursuant to FATCA (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as “Taxes”). If the Borrower or the Agent, as applicable, shall be required by law to deduct any amount from or in respect of any sum payable hereunder or under any Note or any other documents to be delivered hereunder to any Lender or the Agent, (1) if such deduction or withholding is in respect of Taxes, then the sum payable shall be increased by the Borrower as may be necessary so that after making all required deductions for Taxes (including deductions for Taxes applicable to additional sums payable under this Section 2.13) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions for Taxes been made, (2) the Borrower or the Agent, as applicable, shall make all required deductions and (3) the Borrower or the Agent, as applicable, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or any other documents to be delivered hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes or any other documents to be delivered hereunder, except any such taxes imposed with respect to an assignment (hereinafter referred to as “Other Taxes”).

(c) The Borrower shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, Taxes or Other Taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.13) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

(d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Agent.

(e) (i) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.13(~~e)(ii)(A~~a), (~~ii)~~a)(~~B~~a) and (ii~~)~~)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1) in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4) to the extent a Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C) any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D) If a payment made to a Lender would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower, at the time or times prescribed by law and at such time or times reasonably requested in writing by the Borrower or the Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested in writing by the Borrower or the Agent as may be necessary for the Borrower or the Agent to comply with their obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

For purposes of this Section 2.13(e)(i), “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

(f) Any Lender claiming any additional amounts payable pursuant to this Section 2.13 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

(g) If any Lender determines that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.13, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Lender, and without interest (other than any interest paid by the relevant governmental authority with respect to such refund), provided that the Borrower, upon the request of such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant governmental authority) to the Lender in the event the Lender is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Lender be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Lender in a less favorable net after-tax position than such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

SECTION 2.14 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise) on account of the Advances owing to it (other than (x) in respect of Defaulting Lenders or (y) pursuant to Section 2.10, 2.13 or ~~8.04(c~~8.04(c)) or as otherwise expressly provided herein) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

SECTION 2.15 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note payable to such Lender in a principal amount up to the Commitment of such Lender.

(b) The Register maintained by the Agent pursuant to Section 8.07(~~c~~d)(i) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Assumption delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender’s share thereof.

(c) Entries made in good faith by the Agent in the Register pursuant to subsection (~~b~~i) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

SECTION 2.16 Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) (i) with respect to the Matterhorn Certain Funds Advance, solely for the Matterhorn Certain Funds Purpose and (ii) with respect to all other Advances, solely for general corporate purposes of the Borrower and its Subsidiaries.

SECTION 2.17 Increase in the Aggregate Commitments. (a) The Borrower may, at any time (including, for avoidance of doubt, after any reduction in the Commitments) but in any event not more than (i) once in the calendar year of 2026 and (ii) twice in any other calendar year prior to the Termination Date, by notice to the Agent, request that the aggregate amount of the Commitments be increased by a minimum amount of $25,000,000 and an integral multiple of $1,000,000 in excess thereof (each a “Commitment Increase”) to be effective as of a date that is at least 90 days prior to the Termination Date (the “Increase Date”) as specified in the related notice to the Agent; provided, however that (i) in no event shall the aggregate amount of the Commitments at any time exceed $2,000,000,000 and (ii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date, as a condition to such Commitment Increase, the following conditions precedent shall be satisfied: (A) the representations and warranties contained in Section 4.01 are true and correct in all material respects on and as of such date, immediately before and immediately after giving effect to such Commitment Increase, as though made on and as of such date (except (x) to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date and (y) such representations and warranties that are qualified by materiality or Material Adverse Effect in the text thereof shall be true and correct in all respects, provided that the date referred to in Section 4.01(e)(ii) shall be deemed to be the date of the most recent audited financial statements referred to in Section 4.01(e)(i) or delivered in accordance with Section 5.01(i)(ii)) and (B) no event has occurred and is continuing, or would result from such Commitment Increase, that constitutes a Default.

(b) The Borrower may, at its sole discretion, invite its existing Lenders and/or, subject to the consent of the Agent (which consent shall not be unreasonably withheld or delayed), additional Eligible Assignees to become Lenders pursuant to an Assumption Agreement. The Agent shall promptly notify the Lenders or such Eligible Assignees identified by the Borrower of a request by the Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which the Lenders or such Eligible Assignees wishing to participate in the Commitment Increase must respond (the “Commitment Date”). Each Lender that is willing to participate in such requested Commitment Increase (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. Any Lender that fails to respond to a request for a Commitment Increase by the Commitment Date shall be deemed to have declined such request. The Commitment of each Eligible Assignee that agrees to participate in the requested Commitment Increase shall be in an amount of not less than $10,000,000. If Lenders and Eligible Assignees notify the Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among such Persons in such amounts as are agreed between the Borrower and the Agent.

(c) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.17(b) (each such Eligible Assignee, and any Eligible Assignee that becomes a Lender in accordance with Section 2.20(~~d~~e), an “Assuming Lender”) shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.17(b)) as of such Increase Date; provided, however, that the Agent shall have received on or before such Increase Date the following:

(i) (A) certified copies of resolutions of the Board of Directors of the Borrower or any committee of such Board authorizing the Commitment Increase and the corresponding modifications to this Agreement and (B) a customary opinion of counsel for the Borrower dated such date (which may be in-house counsel), covering customary matters relating thereto;

(ii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Agent (each an “Assumption Agreement”), duly executed by such Assuming Lender, the Agent and the Borrower; and

(iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.17(c), the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 P.M. (New York City time), by telecopier or other electronic means, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date. Each Increasing Lender and each Assuming Lender shall, to the extent applicable, before 2:00 P.M. (New York City time) on the applicable Increase Date, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Advances to be funded pro rata by the Lenders in accordance with the Commitments. In connection with any Commitment Increase, the Borrower, the Agent, each Assuming Lender and each Increasing Lender may make such amendments to this Agreement as the Agent determines to be reasonably necessary to evidence the Commitment Increase. This Section shall supersede Sections 2.14 and 8.01.

SECTION 2.18 Defaulting Lenders. (a) If a Lender becomes, and during the period it remains, a Defaulting Lender, any amount paid by the Borrower or otherwise received by the Agent for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Agent in a segregated non-interest bearing account until (subject to Section 2.18) the termination of the Commitments and payment in full of all obligations of the Borrower hereunder and will be applied by the Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Agent under this Agreement, second to the payment of post-default interest and then current interest due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such interest then due and payable to them, third to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fourth to pay principal then due and payable to the Non-Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them, fifth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and sixth after the termination of the Commitments and payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.18 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.18, performance by the Borrower of its obligations shall not be excused or otherwise modified as a result of the operation of this Section 2.18. The rights and remedies against a Defaulting Lender under this Section 2.18 are in addition to any other rights and remedies which the Borrower, the Agent or any Lender may have against such Defaulting Lender.

(c) If the Borrower and the Agent agree in writing in their reasonable determination that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Advances to be funded and held on a pro rata basis by the Lenders in accordance with their pro rata share, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

SECTION 2.19 Replacement of Lenders. If (a) any Lender requests compensation under Section 2.10, (b) the Borrower is required to pay additional amounts to any Lender or any governmental authority for the account of any Lender pursuant to Section 2.13, (c) any Lender is a Defaulting Lender, (d) any Lender cannot make SOFR Advances as contemplated by Section 2.11, ii) any Lender is a Non-Extending Lender or iii) any Lender does not approve any consent, waiver or amendment that (1) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 8.01 and (2) has been approved by the Required Lenders (a “Non-Approving Lender”), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.07), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(1) the Borrower or the applicable Eligible Assignee shall have paid to the Agent the assignment fee (if any) specified in Section 8.07;

(2) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts under Section 8.04(c)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(3) in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter;

(4) such assignment does not conflict with applicable law; and

(5) in the case of any assignment resulting from a Lender becoming a Non-Approving Lender, the applicable assignee shall have consented, or agreed to provide its consent upon becoming a Lender, to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.20 Extension of Termination Date. (a) Requests for Extension. The Borrower may, by notice to the Agent (who shall promptly notify the Lenders) not earlier than 90 days and not later than 30 days prior to any anniversary of the Effective Date, request that the Termination Date then in effect hereunder (the “Existing Termination Date”) be extended for an additional one year from the Existing Termination Date.

(b) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Agent given not earlier than 30 days prior to the applicable anniversary of the Effective Date and not later than the date (the “Notice Date”) that is 20 days prior to the applicable anniversary of the Effective Date, advise the Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Termination Date, a “Non-Extending Lender”) shall notify the Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c) Notification by Agent. The Agent shall notify the Borrower in writing of each Lender’s determination under this Section no later than 15 days prior to the applicable anniversary of the Effective Date (or, if such date is not a Business Day, on the immediately preceding Business Day).

(d) Replacement of Non-Extending Lenders. The Borrower shall have the right to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each as an Assuming Lender) as provided in Section 8.07; provided that, each Assuming Lender shall enter into an Assignment and Assumption pursuant to which each such Assuming Lender shall take an assignment from a Non-Extending Lender.

(e) Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed to extend their Termination Date (each, an “Extending Lender”) and the Commitments of the Assuming Lenders shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the Notice Date, then, effective as of the applicable anniversary of the Effective Date, the Termination Date of each Extending Lender and of each Assuming Lender shall be extended to the date falling one year after the Existing Termination Date (except that, if such date is not a Business Day, such Termination Date as so extended shall be the next preceding Business Day).

(f) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Termination Date pursuant to this Section shall not be effective with respect to any Lender unless:

(i) no Default shall have occurred and be continuing on the date of such extension and after giving effect thereto; and

(ii) each of the representations and warranties contained in Section 4.01 of this Agreement are true and correct in all material respects on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (except that (x) representations and warranties that are qualified by materiality or Material Adverse Effect in the text thereof shall be true and correct in all respects and (y) to the extent such representations and warranties specifically relate to an earlier date, such representations and warranties shall have been true and correct in all material respects on and as of such earlier date (other than representations and warranties qualified by materiality or Material Adverse Effect in the text thereof, which shall be true and correct in all respects on and as of such earlier date and provided that the date referred to in Section 4.01(e)(ii) shall be deemed to be the date of the most recent audited financial statements delivered in accordance with Section 5.01(i)(ii)).

(g) Amendment; Sharing of Payments. In connection with any extension of the Existing Termination Date, the Borrower, the Agent and each Extending Lender may make such amendments to this Agreement as the Agent determines to be reasonably necessary to evidence the extension. This Section shall supersede Sections 2.14 and 8.01.

SECTION 2.21 [Reserved].

SECTION 2.22 Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.22(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.22(~~d~~c)(i) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.22, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.22(~~d~~c)(i).

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Advances. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

ARTICLE III

CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01 Conditions Precedent to Effectiveness of Commitments. This Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied:

(a) There shall have occurred no Material Adverse Change since January 31, 2025.

(b) There shall exist no action, suit, investigation, litigation or proceeding against the Borrower or any of its Subsidiaries pending or, to Borrower’s knowledge, threatened in writing before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) could reasonably be expected to adversely affect the legality, validity or enforceability of the Loan Documents.

(c) All material governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Agent that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

(d) The Borrower shall have paid all accrued fees and expenses of the Agent and the Lenders required to be paid or reimbursed by the Borrower (including the accrued reasonable and documented fees and expenses of counsel to the Agent) that have been invoiced to the Borrower prior to the Effective Date.

(e) On the Effective Date, the following statements shall be true and the Agent shall have received a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

(i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and

(ii) No event has occurred and is continuing that constitutes a Default.

(f) The Agent shall have received on or before the Effective Date the following, each in form and substance reasonably satisfactory to the Agent:

(i) From each party hereto, an executed counterpart of this Agreement delivered by such party or customary written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page) that such party has signed a counterpart of this Agreement.

(ii) The Notes, each dated the Effective Date, to the extent requested by any Lender prior to the Effective Date pursuant to Section 2.15.

(iii) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes (if any), and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes (if any).

(iv) A certificate of the Secretary or an Assistant Secretary of the Borrower, dated as of the Effective Date, certifying the names and true signatures of officers of the Borrower authorized to sign this Agreement and the Notes (if any) and the other documents to be delivered hereunder.

(v) A favorable opinion of Wilson Sonsini Goodrich & Rosati, PC, special counsel for the Borrower, dated the Effective Date and in customary form and substance.

(g) The Lenders shall have received all documentation and other information relating to the Borrower and requested in writing at least five Business Days prior to the Effective Date required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation (if applicable).

(h) The Borrower shall have paid in full all principal, interest, fees and other amounts outstanding under the Existing Credit Agreement and the commitments thereunder shall have been terminated.

(i) Any fees required to be paid pursuant to the Fee Letter on or before the Effective Date shall have been paid.

SECTION 3.02 Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance on the occasion of each Borrowing (other than a Matterhorn Certain Funds Advance) shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing:

(a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

(i) the representations and warranties contained in Section 4.01 (except the representations and warranties set forth in subsections (e~~)~~)(ii) and (f~~)(i~~) thereof) are correct in all material respects on and as of such date, immediately before and immediately after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (except (x) to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date and (y) such representations and warranties that are qualified by materiality or Material Adverse Effect in the text thereof shall be true and correct in all respects), and

(ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

(b) the Agent shall have received a Notice of Borrowing with respect to such Borrowing in accordance with the terms and requirements hereof.

SECTION 3.03 Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Borrower and the Lenders of the occurrence of the Effective Date.

SECTION 3.04 Existing Credit Agreement. On the Effective Date, the “Commitments” as defined in the Existing Credit Agreement shall terminate, without further action by any party thereto. The Lenders which are parties to the Existing Credit Agreement, comprising the “Required Lenders” as defined in the Existing Credit Agreement hereby waive any requirement of prior notice of termination of the Commitments (as defined in the Existing Credit Agreement) pursuant to Section 2.04 thereof and of prepayment of loans thereunder, to the extent necessary to give effect to Section 3.01(h) hereof, provided that any such prepayment of loans thereunder shall be subject to Section

2.14 of the Existing Credit Agreement.

SECTION 3.05 Matterhorn Certain Funds Advance. Solely during the Matterhorn Certain Funds Period, the obligation of each Lender to make a Matterhorn Certain Funds Advance on the Matterhorn Acquisition Closing Date is subject solely to the satisfaction (or waiver) of the following conditions:

(a) (i) the Matterhorn Acquisition shall have been, or substantially concurrently with the funding of the Matterhorn Certain Funds Advance on the Matterhorn Acquisition Closing Date shall be, consummated in all material respects in accordance with the terms of the Matterhorn Acquisition Agreement (as in effect on June 1, 2026, as may be amended, supplemented or otherwise modified in accordance with subclause (ii) below) and (ii) no provision of the Matterhorn Acquisition Agreement shall have been waived, amended, supplemented or otherwise modified, and no consent by the Borrower or any of its Subsidiaries shall have been provided thereunder, in each case which is materially adverse to the interests of the Lenders or the Matterhorn Initial Arrangers in their respective capacities as such without the Matterhorn Initial Arrangers’ prior written consent (such consent not to be unreasonably withheld, delayed or conditioned); provided, that (i) (x) any decrease in the purchase price (when taken together with all prior reductions after the date hereof) not exceeding a 12.5% decrease in the aggregate purchase price consideration to be paid under the Matterhorn Acquisition Agreement and (y) any other decrease in the aggregate purchase price consideration that is allocated to reduce the Commitments hereunder and the commitments under the Matterhorn Term Loan Credit Agreement on a dollar-for-dollar basis, in each case, will be deemed not to be materially adverse to the interests of the Lenders or the Matterhorn Initial Arrangers and will not require the prior written consent of the Matterhorn Initial Arrangers, (ii) any increase in the aggregate purchase price consideration shall be deemed not to be materially adverse so long as such increase (x) is less than 12.5% in the aggregate purchase price consideration to be paid under the Matterhorn Acquisition Agreement or (y) consists of common equity of the Borrower given as consideration to the shareholders of the Matterhorn Target and (iii) any amendment, modification or waiver with respect to the definition of “Material Adverse Effect” contained in the Matterhorn Acquisition Agreement shall be deemed materially adverse to the Matterhorn Initial Arrangers and the Lenders.

(b) Since June 1, 2026, there shall not have occurred any Matterhorn Material Adverse Effect.

(c) The Agent shall have received (i) a closing certificate confirming satisfaction of the conditions in Section 3.05(a), (b) and (d), (ii) a solvency certificate from the chief financial officer or other officer with equivalent duties of the Borrower in the form of Exhibit C to the Amendment No. 1 and (iii) a Notice of Borrowing with respect to such Matterhorn Certain Funds Advance in accordance with the terms and requirements hereof.

(d) At the time of and upon giving effect to the borrowing and application of the Matterhorn Certain Funds Advance on the Matterhorn Acquisition Closing Date, (i) each of the Matterhorn Acquisition Agreement Representations and the Matterhorn Specified Representations shall be true and correct in all material respects (without duplication of any materiality qualifier set forth therein) as of the Matterhorn Acquisition Closing Date and (ii) there shall not exist any Event of Default under Section 6.01(a) or Section 6.01(e).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b) The execution, delivery and performance by the Borrower of this Agreement and the Notes to be delivered by it (if any), and the consummation of the transactions contemplated hereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action on the part of the Borrower, and do not contravene (i) the Borrower’s charter or bylaws or (ii) law or any material contractual restriction binding on the Borrower, except, in the case of this clause (~~ii~~i), where such violations or contraventions would not reasonably be expected to have a Material Adverse Effect.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes to be delivered by it (if any) except (i) those that have been obtained, filed or made or (ii) where the Borrower’s failure to receive, take or make such authorizations, approvals, actions, notices or filings would not reasonably be expected to have a Material Adverse Effect.

(d) This Agreement has been, and each of the Notes to be delivered by it (if any) when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes (if any) when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting creditors’ rights generally and by equitable principles (regardless of whether enforcement in sought in equity or at law).

(e) (i) The Consolidated balance sheet of the Borrower and its Subsidiaries as at January 31, ~~2025~~2026, and the related Consolidated statements of operations and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young LLP, independent public accountants, copies of which have been made available to each Lender, fairly present in all material respects the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such date, all in accordance with generally accepted accounting principles consistently applied.

(ii) Since January 31, ~~2025~~2026, there has been no Material Adverse Change.

(f) There is no pending or, to the Borrower’s knowledge, threatened in writing, action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, against the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that ~~(i)~~ could reasonably be expected to have a Material Adverse Effect ~~or (ii) could reasonably be expected to adversely affect the legality, validity or enforceability of the Loan Documents~~.

(g) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(h) The Borrower is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(i) No written information, exhibit or report furnished by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation of this Agreement (other than Projections (as defined below), budgets, estimates and other forward-looking information or information of a general economic or industry nature), when taken together with the Borrower’s filings with the Securities and Exchange Commission, contained when furnished any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not materially misleading. Any projections or pro forma financial information contained in such information, exhibits or reports (the “Projections”) are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Agent and the Lenders that such projections and pro forma information are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from the projected or pro forma results and such differences may be material (it being understood that forecasts and projections by their nature involve approximations and uncertainties and that the Borrower makes no representation that such forecasts and projections results will in fact be realized).

(j) The Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and any agent of the Borrower or any Subsidiary that acts in any capacity in connection with, or benefits from, the credit facility established hereby with Anti-Corruption Laws and applicable Sanctions, and the Borrower and its Subsidiaries, and to the knowledge of the Borrower, its officers, employees, directors and any agent of the Borrower or any Subsidiary that acts in any capacity in connection with, or benefits from, the credit facility established hereby, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

(k) The Borrower is not an Affected Financial Institution.

ARTICLE V

COVENANTS OF THE BORROWER

SECTION 5.01 Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

(a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, Environmental Laws and the Patriot Act, except in each case where failure to comply would not reasonably be expected to have a Material Adverse Effect; and maintain in effect and enforce policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and any agent of the Borrower or any Subsidiary that acts in any capacity in connection with, or benefits from, the credit facility established hereby with Anti-Corruption Laws and applicable Sanctions.

(b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges or levies imposed upon it or upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or levy (i) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained to the extent required by generally accepted accounting principles or (ii) if the failure to make any such payment or discharge any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

(c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates; provided, however, that the Borrower and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owing similar properties in the same general areas in which the Borrower or such Subsidiary operates and to the extent consistent with prudent business practice.

(d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate or other organizational existence and the rights (charter and statutory) and franchises material to its business; provided, however, that the Borrower and its Subsidiaries may consummate any transaction permitted under Section 5.02(b)(i) and any Subsidiary of the Borrower may be merged with any other Subsidiary of the Borrower or may be liquidated, wound up or dissolved; and provided further that, neither the Borrower nor any of its Subsidiaries shall be required to preserve any such right or franchise if the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(e) Visitation Rights. At any reasonable time during regular business hours and from time to time, upon reasonable notice, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants provided that (x) unless an Event of Default has occurred and is continuing, no Lender may conduct more than one visit, examination or inspection per year, (y) an officer of the Borrower shall be present during any discussions with any independent public accountants, and (z) all such visits, examinations or inspections shall be coordinated through the Agent and shall not unreasonably interfere with the operations of the Borrower and its Subsidiaries. Notwithstanding anything to the contrary in this Section 5.01(e)(i) or otherwise set forth in this Agreement, neither the Borrower nor any of its Subsidiaries will be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to Agent or any Lender (or its respective designated representative) is then prohibited by applicable law or any agreement binding on the Borrower or any of its Subsidiaries or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

(f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which entries correct and accurate in all material respects and sufficient to prepare financial statements in accordance with generally accepted accounting principles in effect from time to time shall be made.

(g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear, condemnation and casualty excepted, in each case except where the failure to do so would not have a Material Adverse Effect.

(h) [Reserved].

(i) Reporting Requirements. Furnish to the Agent (for distribution to the Lenders):

(i) within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of operations and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments and absence of footnotes) by the chief financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles (it being agreed that delivery of the Borrower’s Quarterly Report on Form 10-Q will satisfy this requirement, which such report shall be deemed to have been delivered hereunder on the date on which the Borrower files such report with the Securities and Exchange Commission) and a certificate of the chief financial officer or other financial officer of the Borrower certifying whether a Default exists and setting forth in reasonable detail the calculations of the financial covenant set forth in Section 5.03 applicable for such period, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

(ii) within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of operations and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion of Ernst & Young LLP or other independent public accountants of national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit other than any qualification or exception related to (i) an upcoming maturity date in respect of any Debt or (ii) any potential inability to satisfy any financial maintenance covenant on a future date in a future period) to the effect that such Consolidated financial statements fairly present in all material respects its financial condition and results of operations on a Consolidated basis in accordance with generally accepted accounting principles consistently applied (it being agreed that delivery of the Borrower’s Annual Report on Form 10-K will satisfy this requirement, which such report shall be deemed to have been delivered hereunder on the date on which Borrower files such report with the Securities and Exchange Commission) and a certificate of the chief financial officer or other financial officer of the Borrower as to whether a Default exists and setting forth in reasonable detail the calculations of the financial covenant set forth in Section 5.03 applicable for such period, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

(iii) promptly and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer or other executive officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

(iv) promptly after the filing thereof, copies of all reports and registration statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange and not otherwise required to be delivered to the Agent pursuant hereto;

(v) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator against the Borrower or any of its Subsidiaries of the type described in Section 4.01(f)~~(ii)~~;

(vi) promptly following any request in writing therefor, information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation (if applicable); and

(vii) such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request..

Documents required to be delivered pursuant to clauses (i), (ii), (iv) and (v) of this Section 5.01(i) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the Securities and Exchange Commission’s Electronic Data Gathering and Retrieval System; provided that the Borrower shall upon request provide to the Agent by electronic mail electronic versions (i.e., soft copies or links to access such documents) of such documents.

SECTION 5.02 Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

(a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, other than:

(i) Permitted Liens,

(ii) purchase money Liens and Liens in respect of Capital Lease Obligations upon or in any real property or equipment (including any accessions, additions, parts, replacements, fixtures, improvements and attachments thereto and the proceeds thereof, and customary cash security deposits) acquired or held by the Borrower or any Subsidiary to secure the purchase price of such property or equipment or to secure obligations incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same amount (as may be increased by an amount equal to any accrued and unpaid interest thereon, any premium or other amount paid and any fees and expenses incurred in connection with such extension, renewal or replacement) or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired or held (and any accessions, addition, parts, replacements, fixtures, improvements and attachments thereto and the proceeds thereof, and customary cash security deposits), and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced (and any accessions, additions, parts, replacements, fixtures, improvements and attachments thereto and the proceeds thereof, and customary cash security deposits),

(iii) the Liens existing on the Effective Date,

(iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person (and its Subsidiaries) so merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary,

(v) other Liens securing obligations; provided that the aggregate outstanding principal amount of the obligations secured by Liens permitted in reliance on this clause (v), together with (but without duplication of) the aggregate principal amount of Debt incurred and then outstanding under Section 5.02(e)(iv), does not exceed the greater of

(x) 15% of Consolidated Tangible Assets as of the end of the fiscal quarter ended immediately prior to the date such obligations are incurred or secured for which financial statements of the Borrower are available and (y) $750,000,000 at any time outstanding,

(vi) statutory, common law or customary contractual liens of depository institutions or institutions holding securities accounts (including rights of set-off or similar rights or remedies),

(vii) Liens to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, contracts for the purchase of property, performance and return-of-money bonds, and other similar obligations,

(viii) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease, license, or similar agreement, as applicable,

(ix) Liens on cash earnest money deposits or escrow deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement,

(x) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business,

(xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(xii) licenses and sublicenses of patents, trademarks, copyrights and other intellectual property rights granted by the Borrower or any of its Subsidiaries in the ordinary course of business,

(xiii) Liens securing judgments or orders not constituting an Event of Default under Section 6.01(f) or securing appeal or other surety bonds or similar instruments with respect to such judgments,

(xiv) Liens on property (and the proceeds thereof) at the time acquired by the Borrower or any of its Subsidiaries; provided that such Lien does not extend to any other property of the Borrower or any of its Subsidiaries; provided further that the Lien shall not have been created in anticipation of or in connection with such transaction or series of transactions pursuant to which such property was acquired by the Borrower or any of its Subsidiaries,

(xv) leases or subleases granted to others in the ordinary course of business which do not interfere in any material respect with the business operations of the Borrower and its Subsidiaries, taken as a whole,

(xvi) customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement,

(xvii) Liens, if any, arising under leases that have been or should be, in accordance with GAAP, recorded as finance leases,

(xviii) deposits as security for contested taxes or contested import or customs duties,

(xix) the replacement, extension or renewal of any Lien permitted by clause (iii), (iv), (v) or (xiv) above upon or in the same property theretofore subject thereto (and any accessions, additions, parts, replacements, fixtures, improvements and attachments thereto and the proceeds thereof, and customary cash security deposits) or the replacement, extension or renewal (without increase in the amount (other than by an amount equal to any accrued and unpaid interest thereon, any premium or other amount paid and any fees and expenses incurred in connection with such replacement, extension or replacement) or change in any direct or contingent obligor) of the Debt secured thereby,

(xx) Liens securing obligations under Hedge Agreements entered into in the ordinary course of business and not for speculative purposes, and Liens arising under repurchase agreements, reverse repurchase agreements, securities lending and borrowing arrangements and similar arrangements, in each case, in the ordinary course of business,

(xxi) Liens to secure intercompany obligations among the Borrower and its Subsidiaries and between Subsidiaries, ~~and~~

(xxii) in the case of any Person that is not a wholly-owned Subsidiary, any encumbrances or restrictions, including any put and call arrangements, related to equity interests in such Person set forth in the organizational documents of such Person or any related joint venture, shareholders’ or similar agreement~~.~~; and

(xxiii) Liens on the net cash proceeds of any Acquisition Indebtedness held in escrow by a third party escrow agent prior to the release thereof from escrow.

(b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Borrower and its Subsidiaries taken as a whole to, any Person, except that (i) any Subsidiary of the Borrower may merge or consolidate with or into the Borrower so long as the Borrower is the surviving entity in such merger or consolidation and (ii) the Borrower may merge or consolidate with or into any other Person so long as the Borrower is the surviving Person and remains organized under the laws of any state or political subdivision of the United States, provided, that no Default shall have occurred and be continuing at the time of such transaction or would immediately result therefrom.

(c) [Reserved].

(d) Material Change in Nature of Business. Make, or permit any of its Subsidiaries to, taken as a whole, make, any material change in the nature of their businesses as carried on at the date hereof, it being understood that the foregoing shall not restrict the Borrower and its Subsidiaries from carrying on any business that is related, ancillary, incidental, or complementary thereto or a reasonable extension thereof.

(e) Subsidiary Debt. Permit any of its Subsidiaries to create or suffer to exist any Debt other than:

(i) Debt owed to the Borrower or to a Subsidiary of the Borrower,

(ii) [reserved],

(iii) Debt secured by Liens permitted by Section 5.02(a)(ii) or (xiv),

(iv) other Debt of the Borrower’s Subsidiaries; provided that the aggregate outstanding principal amount of Debt permitted in reliance on this clause (iv), together with (but without duplication of) the aggregate principal outstanding amount of obligations secured by Liens permitted under Section 5.02(a)(v), does not exceed the greater of (x) 15% of Consolidated Tangible Assets as of the end of the fiscal quarter ended immediately prior to the date such Debt was incurred for which financial statements of the Borrower are available and (y) $750,000,000 at any time outstanding,

(v) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

(vi) guaranties of any Debt otherwise permitted under this Section 5.02(e),

(vii) Debt arising under Hedge Agreements entered into in the normal course of business and not for speculative purposes;

(viii) Debt of a Person that becomes a Subsidiary after the date of this Agreement; provided that such Debt exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary,

(ix) Debt arising in connection with customary cash management services and from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds, in each case in the ordinary course of business; provided that such Debt is extinguished within five Business Days after its incurrence,

(x) Debt with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business or with respect to agreements providing for indemnification or adjustment of purchase price,

(xi) Debt as an account party in respect of trade or standby letters of credit, bank guarantees or bankers’ acceptances in an aggregate amount not to exceed the greater of (x) 5.0% of Consolidated Tangible Assets as of the end of the fiscal quarter ended immediately prior to the date such Debt was incurred for which financial statements of the Borrower are available and (y) $100,000,000 at any time outstanding,

(xii) any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other obligations with respect to reimbursement type obligations regarding workers compensation claims), but not in respect of Debt, and

(xiii) Debt in respect of netting services, business credit card programs, purchase cards or “p-cards”, automatic clearinghouse arrangements or other fund transfer or payment processing services, overdraft protections, other treasury, depository and cash management services and similar arrangements incurred in the ordinary course of business.

(f) Use of Proceeds. Request any Borrowing, or use, or permit its Subsidiaries or its or their respective directors, officers, employees and any agent of the Borrower or any Subsidiary that acts in any capacity in connection with, or benefits from, the credit facility established hereby to use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, the United Kingdom or in a European Union member state, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.03 Financial Covenant. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not permit, as of the last day of any fiscal quarter of the Borrower, commencing with the fiscal quarter ending July 31, 2025, the ratio of (i) Consolidated Covenant Debt as of such day to (ii) Consolidated EBITDA for the four consecutive fiscal quarters of the Borrower ending on such day (such ratio, the “Leverage Ratio”), to exceed 3.50:1.00; provided that, upon ~~written notice (such notice, an “Increase Leverage Notice”) to the Agent from~~election of the Borrower to the Agent ~~that~~ in connection with a Material Acquisition ~~has been consummated~~, the maximum Leverage Ratio permitted pursuant to this Section 5.03 shall be increased to 4.00:1.00 for the last day of each of the four consecutive fiscal quarters following the consummation of such Material Acquisition; provided, further, that following such four consecutive fiscal quarters for which the maximum Leverage Ratio is increased, the maximum Leverage Ratio permitted pursuant to this Section 5.03 shall revert to 3.50:1.00 for not fewer than two consecutive fiscal quarters before a subsequent ~~Increase Leverage Notice is delivered to the Agent~~election is made.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01 Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note (if any) within five Business Days after the same becomes due and payable; or

(b) Any representation or warranty made by the Borrower herein or in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

(c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d) (as to the existence of the Borrower), ~~5.01~~5.01(i~~)~~)(iii), 5.02 or 5.03, or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent or the Required Lenders; or

(d) (i) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount or, in the case of Hedge Agreements, net obligations (determined as of any date as the amount such Person would be required to pay to its counterparty in accordance with the terms thereof as if terminated on such date of determination after giving effect to any netting arrangement relating to such Hedge Agreement) of at least $200,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be) (“Material Debt”), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Debt; or (ii) the Borrower or any of its Subsidiaries breaches or defaults in the observance or performance of any other agreement or condition relating to any such Material Debt or any “change of control” (or equivalent term) with respect to the Borrower shall occur with respect to such Material Debt, the effect of which is to (x) cause, or to permit the holder or holders of such Material Debt (or a trustee or agent on behalf of such holder or holders) to cause (after the expiration of any grace period), with the giving of notice (if required), such Material Debt to become due prior to its scheduled maturity or (y) cause (after the expiration of any grace period), with the giving of notice if required, the Borrower or any of its Subsidiaries to purchase or redeem or make an offer to purchase or redeem such Material Debt prior to its scheduled maturity; provided that this clause (d)(ii) shall not apply to (A) secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt~~; or~~, (B) any prepayment, repurchase, redemption or defeasance of any Acquisition Indebtedness if the related Material Acquisition is not consummated, (C) any Indebtedness that becomes due as a result of a voluntary prepayment, repurchase, redemption or defeasance thereof, or any refinancing thereof, permitted under this Agreement or (D) in the case of any Hedge Agreement, termination events or equivalent events pursuant to the terms of such Hedge Agreement not arising as a result of a default by the Borrower or any Subsidiary thereunder; or

(e) The Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

(f) Final judgments or orders for the payment of money in excess of $200,000,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order (and such execution shall not be paid, bonded or effectively stayed) or (ii) there shall be any period of 60 consecutive days during which such judgment is not paid or bonded and a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f)(i) to the extent that the amount of such judgment or order (or portion thereof) is paid or is covered by a valid and binding policy of insurance as to which the insurer does not dispute coverage; or

(g) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Voting Stock of the Borrower representing 40% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) (x) directors of the Borrower on the date of this Agreement, (y) nominated or appointed by the board of directors of the Borrower or (z) approved by the board of directors of the Borrower for consideration by the stockholders for election nor (ii) appointed by directors so nominated, appointed or approved; or

(h) The Borrower or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur liability in excess of $200,000,000 in the aggregate as a result of one or more ERISA Events; then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the United States Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VII

THE AGENT

SECTION 7.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Citibank to act on its behalf as the Agent hereunder and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than Section 7.07) are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 7.02 Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 7.03 Exculpatory Provisions. (a) The Agent shall not have any duties or obligations except those expressly set forth herein, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to this Agreement or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief law; and

(iii) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

(b) The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.01 and 6.01), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent in writing by the Borrower or a Lender.

(c) The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

SECTION 7.04 Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 7.05 Indemnification. The Lenders agree to indemnify the Agent (for the purposes of this Section 7.05, the “Indemnified Agent”) (to the extent not reimbursed by the Borrower following demand therefor), ratably according to the respective principal amounts of the Advances then owed to each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments at the time demand is made), from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel but subject to any limitations otherwise set forth in this Agreement) incurred by or asserted or awarded against the Indemnified Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Indemnified Agent under this Agreement except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from (x) the Indemnified Agent’s gross negligence, bad faith or willful misconduct or (y) the material breach in bad faith by the Indemnified Agent of its express obligations under this Agreement (collectively, the “Indemnified Costs”). Without limitation of the foregoing, each Lender agrees to reimburse the Indemnified Agent promptly upon demand for its ratable share of any out of pocket expenses (including reasonable counsel fees) incurred by the Indemnified Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Indemnified Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Indemnified Agent, any Lender or a third party. This Section 7.05 shall not apply with respect to taxes other than any taxes that represent losses or damages arising from any non-tax claim.

SECTION 7.06 Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Commitments as well as activities as Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 7.07 Resignation of Agent. (a) The Agent may at any time give notice of its resignation to the Lenders and the Borrower, which resignation shall be effective on the Resignation Effective Date. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor which is, so long as no Event of Default under Section 6.01(a) or Section 6.01(e) is continuing, reasonably acceptable to the Borrower, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If a Person serving as Agent is a Defaulting Lender pursuant to clause (v) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Agent and appoint a successor which is, so long as no Event of Default under Section 6.01(a) or Section 6.01(e) is continuing, reasonably acceptable to the Borrower. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder, the provisions of this Article and Section 8.04 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent, respectively.

SECTION 7.08 Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

SECTION 7.09 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or syndication agents, if any, listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement, except in its capacity, as applicable, as the Agent or a Lender hereunder.

SECTION 7.10 Certain Lender ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) and (k) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a)   is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).

As used in this Section, the following terms shall have the following meanings:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

SECTION 7.11 Recovery of Erroneous Payments. (a) If the Agent (x) notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Agent) received by such Payment Recipient from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent pending its return or repayment as contemplated below in this Section 7.11 and held in trust for the benefit of the Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Agent may, in its sole discretion, specify in writing), return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender shall (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 7.11(b).

For the avoidance of doubt, the failure to deliver a notice to the Agent pursuant to this Section 7.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 7.11(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Agent has demanded to be returned under immediately preceding clause (a).

(d)

(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Advances (but not its Commitments) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Advances (but not Commitments), the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an electronic platform as to which the Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Advances to the Borrower or the Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Agent will reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 8.07 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Advance (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Agent on or with respect to any such Advances acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Advances are then owned by the Agent) and (y) may, in the sole discretion of the Agent, be reduced by any amount specified by the Agent in writing to the applicable Lender from time to time.

(e) The parties hereto agree that (x) irrespective of whether the Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Borrower’s obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such obligations in respect of Advances that have been assigned to the Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower; provided that this Section 7.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the obligations of the Borrower relative to the amount (and/or timing for payment) of the obligations that would have been payable had such Erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 7.11 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) of the Borrower hereunder.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01 Amendments, Etc. Except as provided in Sections 2.17, 2.20 and 2.22, no amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or the Agent with the consent of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by (a) all the Lenders, do any of the following: (i) waive any of the conditions specified in Section 3.01, (ii) change the definition of “Required Lenders” or the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (iii) amend this Section 8.01 or (b) each Lender affected thereby, do any of the following: (i) increase, or extend the date for termination of, the Commitment of such Lender, (ii) reduce the principal of, or rate of interest on, the Advances or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder to such Lender or (iv) change Section 2.14 in a manner that would alter the pro rata sharing of payments required thereby; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note. Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Advances may not be extended, the rate of interest on any of its Advances may not be reduced and the principal amount of any of its Advances may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

SECTION 8.02 Notices; Effectiveness; Electronic Communication. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph ~~(a)~~ (b) below) or as otherwise provided in Section 5.01(i), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile (other than to the Borrower) or email as follows:

(i) if to the Borrower, to it at One Market Street, Suite 400, San Francisco, California 94105, Attention of Treasurer (E-mail: treasops@autodesk.com), with a copy to Attention of General Counsel (E-mail: general.counsel@autodesk.com);

(ii) if to the Agent, to it at One Penns Way, OPS 2/2, New Castle, Delaware 19720, Attention of Lending Agency; E-mail: usagencyservicing@citi.com; and

(iii) if to a Lender, to it at its address (or facsimile number or e-mail) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Change of Address, etc. The Borrower may change its address or email address for notices and other communications hereunder by notice to the Agent. Any other party hereto may change its address, e-mail address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d) Platform.

(i) The Borrower agrees that the Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent or any of its Related Parties (each an “Agent Party” and collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agent’s transmission of communications through the Platform except to the extent caused by Agent’s or any Agent Party’s gross negligence or willful misconduct. “Communications” means, collectively, any notice, demand, communication, information, document or other material that the Borrower provides to the Agent pursuant to this Agreement or the transactions contemplated therein which is distributed to the Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

SECTION 8.03 No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04 Costs and Expenses; Indemnification. (a) The Borrower agrees to pay ~~on demand, and upon~~promptly following the presentation of a statement of account therefor, all reasonable and documented out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable and documented out-of-pocket fees and expenses of one counsel for the Agent (which, as of the date hereof, is Davis Polk & Wardwell LLP) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees, following the occurrence and during the continuance of any Default, to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses of one counsel for the Agent and the Lenders, taken as a whole, and if reasonably necessary, a single local counsel for the Agent and the Lenders, taken as a whole, in each jurisdiction for which local counsel is reasonably deemed necessary), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, in connection with the enforcement of rights under this Section 8.04(a).

(b) The Borrower agrees to indemnify and hold harmless the Agent, each Arranger and each Lender and each of their Related Parties (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of one counsel for all such Indemnified Parties, taken as a whole, and if reasonably necessary, a single local counsel for all Indemnified Parties, taken as a whole, in each jurisdiction for which local counsel is reasonably deemed necessary and, solely in the case of a conflict of interest, one special counsel to each group of similarly situated Indemnified Parties affected by such conflict where such group notifies the Borrower of such conflict and thereafter retains such counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on or at any currently or formerly owned, leased or operated property of the Borrower or any of its Subsidiaries or any Environmental Action or liability under any Environmental Law relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from (x) such Indemnified Party’s gross negligence, bad faith or willful misconduct, (y) the material breach by such Indemnified Party of its express obligations under this Agreement pursuant to a claim initiated by the Borrower or (z) any dispute solely among Indemnified Parties (not arising as a result of an act or omission by the Borrower or any of its Subsidiaries) other than claims against the Agent or any of its Affiliates in its capacity, or in fulfilling its role, as the Agent under this Agreement. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b)(i) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower shall not be liable for the settlement of any such investigation, litigation or proceedings effected without the Borrower’s consent (which consent shall not be unreasonably withheld or delayed).

The parties hereto agree not to assert any claim for special, indirect, consequential or punitive damages against any other party hereto, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances. No Lender-Related Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the transactions contemplated hereby or thereby except to the extent such damages are found in a final, non-appealable judgment by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of such Lender-Related Party. This Section 8.04(b)(i) shall not apply with respect to taxes other than any taxes that represent losses or damages arising from any non-tax claim.

(c) If any payment of principal of, or Conversion of, any SOFR Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.07(d) or ~~2.07~~2.07(~~e~~i), 2.09 or 2.11, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 2.19, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent and setting forth in reasonable detail the calculation of the amounts demanded), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

(d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.10, 2.13 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes and the termination of this Agreement.

SECTION 8.05 Right of Set-off. Upon either (a) the occurrence and during the continuance of any Event of Default under Section 6.01(a) or ~~6.01(e~~6.01e) involving the Borrower or (b) (i) the occurrence and during the continuance of any other Event of Default and (4) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding deposits in (i) trust or other fiduciary accounts (to the extent of amounts held therein in trust in the ordinary course of business on behalf of third parties), (ii) payroll accounts, (iii) health-savings accounts and worker’s compensation accounts, (iv) withholding tax accounts and (v) zero balance accounts used in the ordinary course of business) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application; provided further, that in the event that any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.18(a) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders and (y) such Defaulting Lender will provide promptly to the Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set off) that such Lender and its Affiliates may have.

SECTION 8.06 Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower, the Agent and each Initial Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective permitted successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender (and any other attempted assignment or transfer by any party hereto shall be null and void).

SECTION 8.07 Assignments and Participations. (a) Successors and Assigns Generally. No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (5) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (6) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (~~d~~i) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Advances at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, no minimum amount need be assigned; and

(B)   in any case not described in paragraph (b~~)~~)(i~~)~~)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000, or an integral multiple of $1,000,000 in excess thereof, unless each of the Agent and, so long as no Event of Default under Section 6.01(a) or 6.01(e) has occurred and is continuing at the time of such assignment, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advance or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b~~)~~)(i~~)~~)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default under Section 6.01(a) or 6.01(e) has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender or an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within ten Business Days after having received written notice thereof; and

(B)   the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender or an Affiliate of such Lender.

(iv) Assignment and Assumption. The parties to each assignment (other than Borrower) shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender, its Parent Company or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)  No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii)  Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances in accordance with its ratable share of the Commitments. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.10, 2.13 and 8.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (~~d~~i) of this Section.

(c) Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assumption Agreement and each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, as to its Commitment, at any reasonable time and from time to time upon reasonable prior notice.

(d)  Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Agent and other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 7.05 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in first proviso of Section 8.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10 and 2.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.05 as though it were a Lender; provided that such Participant agrees to be subject to 2.14 as though it were a Lender.

Each Lender that sells a participation, acting solely for this purpose as a nonfiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations hereunder) except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.10 and 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant organized under the laws of a jurisdiction outside the United States shall not be entitled to the benefits of Section 2.13 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.13(e)(i) as though it were a Lender.

(f)  Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 8.08 Confidentiality. Each of the Agent and the Lenders agrees to maintain the confidentiality of the Borrower Information (as defined below), and agrees that it shall only use such Borrower Information in connection with the transactions contemplated by this Agreement and not disclose such information other than (a) to its Affiliates and to its and its Affiliates’ Related Parties on a need to know basis that are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information and instructed to keep such Borrower Information confidential in accordance with the terms hereof), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the Agent and the Lenders agree to the extent not prohibited by applicable law, rule, regulation or order, to inform the Borrower promptly of the disclosure thereof and to the extent practicable, prior thereto; provided that the Agent and the Lenders shall bear no liability for failure to provide such notice), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or any action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement for the benefit of the Borrower containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder or to any credit insurance provider relating to the Borrower and its obligations, (iii) any rating agency, or (7) the CUSIP Service Bureau or any similar organization, v) with the written consent of the Borrower or vi) to the extent such Borrower Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower (unless such disclosure is known to the Agent or such Lender to have violated a confidentiality obligation). In addition, the Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent or any Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Borrower Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries (unless such disclosure is known to the Agent or such Lender to have violated a confidentiality obligation). Any Person required to maintain the confidentiality of Borrower Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Borrower Information as such Person would accord to its own confidential information.

For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any person.

SECTION 8.09 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York~~.~~; provided that the determination of whether the Matterhorn Acquisition has been consummated in accordance with the terms of the Matterhorn Acquisition Agreement shall, in each case, be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

SECTION 8.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic transmission (including a .pdf e-mail transmission) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.11 Jurisdiction, Etc. (a) Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party hereto or any Related Party of the foregoing in any way relating to this Agreement or any Note or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court for the Southern District of New York sitting in New York County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. The Borrower hereby irrevocably consents to the service of process in any action or proceeding (whether in tort, contract, law or equity) in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Borrower at its address specified pursuant to Section 8.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding (whether in tort, contract, law or equity) arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 8.12 Patriot Act Notice; Beneficial Ownership Regulation. Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation (if applicable), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act and the Beneficial Ownership Regulation (if applicable). The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Agent or any Lenders in order to assist the Agent and the Lenders in maintaining compliance with the Patriot Act and the Beneficial Ownership Regulation (if applicable).

SECTION 8.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance or other obligation owing under this Agreement, together with all fees, charges and other amounts that are treated as interest on such Advance or other obligation under applicable law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender or other Person holding such Advance or other obligation in accordance with applicable law, the rate of interest payable in respect of such Advance or other obligation hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Advance or other obligation but were not paid as a result of the operation of this Section 8.13 shall be cumulated and the interest and charges payable to such Lender or other Person in respect of other Advances or obligations or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate for each day to the date of repayment, shall have been received by such Lender or other Person. Any amount collected by such Lender or other Person that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Advance or other obligation or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Advance or other obligation exceed the maximum amount collectible at the Maximum Rate.

SECTION 8.14 No Fiduciary Duty; Other Relationships. The Borrower acknowledges that the Lenders have no fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with this Agreement, and the relationship between each Lender and the Borrower is solely that of creditor and debtor. This Agreement does not create a joint venture among the parties hereto. No relationship created hereunder shall in any way affect the ability of the Agent and each Lender to enter into or maintain business relationships with the Borrower or any Affiliate thereof beyond the relationships specifically contemplated by this Agreement.

SECTION 8.15 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, any Notice of Borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.

SECTION 8.16 Acknowledgement and Consent to Bail-In of Certain Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 8.17 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES OR THE ACTIONS OF THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

[Remainder Intentionally Omitted]

Exhibit B

COMMITMENTS

LENDER	MATTERHORN CERTAIN FUNDS COMMITMENT	TOTAL COMMITMENT
Citibank, N.A.	$141,333,333.36	$282,666,666.67
Morgan Stanley Bank, N.A.	$141,333,333.33	$282,666,666.67
BNP Paribas	$141,333,333.33	$282,666,666.66
Bank of America, N.A.	$141,333,333.33	$282,666,666.66
U.S. Bank National Association	$141,333,333.33	$282,666,666.66
JPMorgan Chase Bank, N.A.	$73,333,333.33	$146,666,666.67
MUFG Bank, Ltd.	$73,333,333.33	$146,666,666.67
Royal Bank of Canada	$73,333,333.33	$146,666,666.67
Wells Fargo Bank, National Association	$73,333,333.33	$146,666,666.67
TOTAL:	$1,000,000,000.00	$2,000,000,000.00